Exhibit 23A

                        INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in the Registration Statement No. 33-81033 of Intelligent Controls, Inc. on Form S-8 of our report dated February 14, 2002, appearing in this Annual Report on Form 10 - KSB of Intelligent Controls, Inc. for the year ended December 31, 2001.





Portland, Maine                        Baker Newman & Noyes, LLC
March 15, 2002